                       SECURITY FUNDS MULTIPLE CLASS PLAN

                                   MAY 1, 2002

  1.   THE PLAN.  This Plan is the written  multiple  class plan for each of the open-end  management  investment  companies  (individually the "Fund" and collectively the "Funds") named on Exhibit A hereto, which exhibit may be
       revised  from  time  to  time,  for  Security  Distributors,   Inc.  (the
       "Distributor"),  the  general  distributor  of shares of the  Funds,  and
       Security Management Company, LLC (the "Advisor"),  the investment advisor of the Funds. In instances  where such investment  companies issue shares representing  interests  in  different  portfolios  ("Series"),  the term
       "Fund" and  "Funds"  shall  separately  refer to each  Series.  It is the written plan contemplated by Rule 18f-3 (the "Rule") under the Investment
       Company  Act of 1940 (the "1940  Act"),  pursuant  to which the Funds may issue multiple  classes of shares.  The terms and provisions of this Plan shall  be  interpreted  and  defined  in a  manner  consistent  with  the provisions and definitions contained in the Rule.

  2.   FEATURES OF THE  CLASSES.  Each class of a Fund shall  represent an equal pro rata interest in such Fund and generally shall have identical voting,
       dividend,   liquidation   and   other   rights,   preferences,    powers,
       restrictions,  limitations,  qualifications  and  terms  and  conditions, except that each class:

             (i) shall have a different designation;

             (ii) shall bear any Class Expenses as defined below;

             (iii) shall have exclusive voting rights on any matters that relate solely to that class's arrangements, including, without limitation, voting with respect to a 12b-1 Plan for that class; and

             (iv) shall have separate  voting rights on any matter  submitted to shareholders  in which the  interests  of one class differ from the interests of any other class.

       Certain classes have adopted a service plan or  distribution  and service plan ("12b-1 Plan"),  and shall pay all of the expenses incurred pursuant to that arrangement. Expenses incurred in connection with a class's 12b-1
       Plan are referred to herein as "Class Expenses."

       Because Class  Expenses may be accrued at different  rates for each class of a Fund,  dividends  distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.

  3.   ALLOCATIONS  OF INCOME AND EXPENSES.  The gross income of each Fund,  and expenses of each Fund other than Class Expenses,  are allocated among the classes  on the basis of the  relative  net  assets of each class of such
       Fund.  Each class of shares may at the Directors'  discretion  also pay a different  share  of  expenses,  not  including  advisory  fees or  other expenses related to management of the Fund's assets, if such expenses are actually  incurred in a different  amount by that class,  or if the class received  services of a different kind or to a different degree than that of other classes.

  4.   FEE  WAIVERS  AND  REIMBURSEMENTS.  The  investment  advisor may waive or reimburse its management fee in whole or in part provided that the fee is waived  or  reimbursed  to all  shares of a Fund in  proportion  to their relative average daily net asset values.

       The investment  advisor,  or an entity related to the investment advisor, who charges a fee for a Class Expense may waive or reimburse  that fee in whole or in part only if the revised  fee more  accurately  reflects  the relative costs of providing to each class the service for which the Class
       Expense is charged.

       A  distributor  of a Fund may waive or reimburse a Rule 12b-1 Plan fee in whole or in part.

  5.   EXCHANGE  PRIVILEGES.  Shareholders may exchange shares of one class of a
       Fund for shares of an  identical  class of any other Fund based upon each
       Fund's relative net asset value per share. Shareholders may also exchange shares of one class of a Fund for shares of the Security  Cash Fund.  Any applicable  contingent  deferred sales charge will be calculated from the date of  initial  purchase  without  regard to the time that  shares  are invested in Security Cash Fund. Because Cash Fund does not impose a sales charge, any exchange of Cash Fund shares acquired through direct purchase will be based upon the respective net asset values of the shares involved and subject to any applicable sales charges.

  6.   CONVERSIONS OF SHARES.  Class B shares  automatically  convert to Class A shares  on the  eighth  anniversary  of  purchase.  This is  advantageous because Class A shares are subject to a lower distribution fee than Class
       B shares.  A pro rata  amount  of Class B shares  purchased  through  the reinvestment  of dividends or other  distributions  is also  converted to
       Class A shares each time that shares purchased directly are converted.

  7.   DISCLOSURE.  The  classes of shares to be  offered by each Fund,  and the initial,  asset-based  or  contingent  deferred  sales  charges and other material distribution arrangements with respect to such classes, shall be disclosed in the prospectus  and/or  statement of additional  information used to offer that class of  shares.  Such  prospectus  or  statement  of additional  information  shall be  supplemented or amended to reflect any change(s)  in  classes  of  shares  to  be  offered  or in  the  material distribution arrangements with respect to such classes.

  8.   INDEPENDENT AUDIT. The methodology and procedures for calculating the net asset value,  dividends and distributions of each class shall be reviewed by an independent  auditing firm (the "Expert").  At least annually,  the
       Expert, or an appropriate  substitute expert, will render a report to the
       Funds on  policies  and  procedures  placed  in  operation  and  tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

  9.   RULE 12B-1  PAYMENTS.  The  Treasurer  of each Fund shall  provide to the
       Directors  of that  Fund,  and  the  Directors  shall  review,  at  least quarterly,  the written report required by that Fund's  distribution  and service  plan(s)  and/or  service  plan  (the  "Plan"),  if any,  adopted pursuant to 1940 Act Rule 12b-1. The report shall include  information on
       (i) the amounts  expended  pursuant to the Plan,  (ii) the  purposes  for
       which  such   expenditures   were  made  and  (iii)  the  amount  of  the
       Distributor's  unreimbursed distribution costs (if recovery of such costs in future  periods is permitted  by that Plan),  taking into account Plan payments and contingent deferred sales charges paid to the Distributor.

10.    CONFLICTS.  On an ongoing basis, the Directors of the Funds,  pursuant to their fiduciary  responsibilities under the 1940 Act and otherwise,  will monitor the Funds for the existence of any material  conflicts  among the interests  of the  classes.  The  Advisor  and  the  Distributor  will be responsible  for  reporting  any  potential or existing  conflicts to the
       Directors.  In the event a conflict arises, the Directors shall take such action as they deem appropriate.

  11.  EFFECTIVENESS  AND AMENDMENT.  This Plan, as amended,  takes effect as of the date first shown above. This Plan, as amended, has been approved by a majority  vote of the Board of each Fund and of each Fund's Board members who are not  "interested  persons"  (as  defined in the 1940 Act) and who have no direct or indirect  financial  interest in the  operation  of the
       Plan or any agreements relating to the Plan (the "Independent Directors")
       of each Fund at a meeting called for the Security Funds listed on Exhibit
       A on July 23, 1999.  Prior to that vote,  (i) the Board was  furnished by
       Security  Distributors,  Inc. with information  necessary to permit it to evaluate the Plan,  including without limitation the methodology used for net asset value and  dividend  and  distribution  determinations  for the
       Funds,  and (ii) a majority of each Board and its  Independent  Directors determined that the Plan as proposed to be amended, including the expense allocation,  is in the best interests of each Fund as a whole and to each class of each Fund  individually.  Prior to any material amendment to the
       Plan, each Board shall request and evaluate,  and Security  Distributors,
       Inc. shall furnish,  such  information as may be reasonably  necessary to evaluate such amendment, and a majority of each Board and its Independent
       Directors  shall find that the Plan as proposed to be amended,  including the expense allocation, is in the best interests of each class, each Fund as a whole and each class of each Fund individually.

Adopted by the Board of Directors of the Funds on February 3, 2002.

                                   AMY J. LEE
                                   --------------------------------
                                   Amy J. Lee, Secretary
                                   Security Equity Fund
                                   Security Growth and Income Fund
                                   Security Ultra Fund
                                   Security Income Fund
                                   Security Municipal Bond Fund

                                    EXHIBIT A

                                 SECURITY FUNDS

Security Equity Fund                Security Ultra Fund    Security Municipal Bond Fund
Security Growth and Income Fund     Security Income Fund